                                 SCHEDULE 14A
                   Information Required in Proxy Statement

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [_]
    Check the appropriate box:
    [_]  Preliminary Proxy Statement
    [_]  Confidential, for use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [_]  Definitive Additional Materials
    [_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            LIFE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Joseph C. Stokes, Jr.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
    [X]  No fee required.

    [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


         (1) Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transactions applies:

------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------


         (5) Total fee paid:

------------------------------------------------------------------------------

    [_]  Fee paid previously with preliminary materials.

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         ---------------------------
------------------------------------------------------------------------------


         (2) Form, Schedule or Registration Statement No.:
         -------------------------------------------------
------------------------------------------------------------------------------


         (3) Filing Party:
         -----------------
------------------------------------------------------------------------------


         (4) Date Filed:
         ---------------
------------------------------------------------------------------------------

                             LIFE TECHNOLOGIES, INC.
                            9800 Medical Center Drive
                            Rockville, Maryland 20850

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                              March 20, 1997

           The Annual Meeting of Stockholders of Life Technologies, Inc. (the "Company") will be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York, 10022, on Tuesday, April 15, 1997, at 10:00 A.M., local time, for the following purposes:

(1)    To elect three directors;

(2) To consider and vote upon a proposal to approve the Company's 1997 Long-Term Incentive Plan;

(3) To ratify the selection by the Company's Board of Directors of the firm of Coopers & Lybrand L.L.P. as auditors of the Company for fiscal year 1997; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

       Stockholders of record at the close of business on February 21, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof.

                       By Order of the Board of Directors,



                              Joseph C. Stokes, Jr.

                                    Secretary

           You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please indicate your votes on the enclosed proxy and date, sign and return it in the postage-prepaid envelope provided for your use. You may still vote in person if you attend the meeting.



                   [LOGO OF LIFE TECHNOLOGIES APPEARS HERE]

                            LIFE TECHNOLOGIES, INC.
                           9800 Medical Center Drive
                           Rockville, Maryland 20850
                                March 20, 1997


                                PROXY STATEMENT

                              GENERAL INFORMATION

Proxy Solicitation

           This proxy statement is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of Life Technologies, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, April 15, 1997, or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

           Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about March 20, 1997, and will be solicited chiefly by mail; however, certain employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of proxies, which may include the reasonable expenses of brokerage firms and others for forwarding proxies and proxy material to the beneficial owners of Common Stock of the Company. The Company has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, to assist in soliciting proxies, for which they will be paid a fee of $3,000.00, plus handling, postage and out-of-pocket expenses.

Revocability and Voting of Proxy

           A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve the Proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting. A person giving the accompanying proxy has the power to revoke it at any time before the voting.

Record Date and Voting Rights

      Only stockholders of record at the close of business on February 21, 1997, are entitled to vote at the Annual Meeting or any and all adjournments thereof. On February 21, 1997, there were 22,984,623 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting is discussed under each item.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

       The following table sets forth information as of January 1, 1997
(except as otherwise noted below) regarding the beneficial ownership of Common Stock of the Company of (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors, nominees and executive officers of the Company as a group. Such beneficial ownership is reported in accordance with the rules of the Securities and Exchange Commission and includes shares of Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.


                                             Amount and Nature of
Name and Address of                          Beneficial Ownership       Percentage of
Beneficial Owner                                of Common Stock          Common Stock
--------------------------------------------------------------------------------------
The Dexter Corporation                       12,246,664 shares  (1)         53.4%
One Elm Street
Windsor Locks, CT 06096

State of Wisconsin Investment Board           1,549,500 shares  (2)          6.8%
121 East Wilson Street
Madison, Wisconsin 53707

Thomas H. Adams, Ph.D.                              150 shares                *
Bruce H. Beatt                                         ---                   ---
Kathleen Burdett                                  1,500 shares                *
Betsy Z. Cohen                                    1,650 shares                *
Rita R. Colwell, Ph.D.                              150 shares                *
Jerry E. Robertson, Ph.D.                        15,150 shares                *
Frank E. Samuel, Jr.                                150 shares                *
J. Stark Thompson, Ph.D.                        396,066 shares  (3)          1.7%
K. Grahame Walker                                 1,500 shares                *
Iain C. Wylie                                     1,950 shares                *
Thomas M. Coutts                                 34,998 shares  (4)           *
Joseph C. Stokes, Jr.                            91,296 shares  (5)           *
John V. Cooper                                   41,500 shares  (6)           *
John E. Leffler, Ph.D.                           30,250 shares  (7)           *

All directors, nominees and executive           799,490 shares               3.5%
officers as a group (17 persons)

                              [Notes on Next Page]

Notes:

*    Less than 1.0%.

(1) Excludes 196,025, 19,620 and 36,502 shares of common stock of The Dexter Corporation ("Dexter"), an affiliate of the Company, beneficially owned by Mr. Walker, Mr. Beatt and Ms. Burdett, respectively, constituting an aggregate of approximately 1.0% of the outstanding shares of Dexter, as of January 1, 1997. The shares of Dexter beneficially owned by Mr. Walker, Mr. Beatt and Ms. Burdett include 113,167, 11,000 and 17,334 shares, respectively, which Mr. Walker, Mr. Beatt and Ms. Burdett may acquire upon the exercise of stock options.

(2) This figure is based on information set forth in the Schedule 13G, dated January 21, 1997, filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission.

(3) Includes 357,999 shares of Common Stock which Dr. Thompson may acquire upon the exercise of stock options. Also includes 450 shares owned by Dr. Thompson's wife and 300 shares owned by Dr. Thompson's son, of which he may be deemed to be the beneficial owner. Dr. Thompson disclaims beneficial ownership of these 750 shares.

(4) Includes 34,998 shares of Common Stock which Mr. Coutts may acquire upon the exercise of stock options.

(5) Includes 83,666 shares of Common Stock which Mr. Stokes may acquire upon the exercise of stock options. Also includes 7,330 shares owned by Mr. Stokes' wife, of which Mr. Stokes may be deemed to be beneficial owner. Mr. Stokes disclaims beneficial ownership of these 7,330 shares.

(6) Includes 41,500 shares of Common Stock which Mr. Cooper may acquire upon the exercise of stock options.

(7) Includes 30,250 shares of Common Stock which Dr. Leffler may acquire upon the exercise of stock options.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

           The Company's certificate of incorporation provides for three classes of directors, each class to consist of not more than five nor fewer than three directors, with the term of one class expiring at each annual meeting of stockholders. The number of directors in each class is determined by the vote of at least 75% of the directors.

           The Board of Directors has determined that the total number of directors of the Company shall be nine, with three in the class whose term will expire in 1998, three in the class whose term will expire in 1999, and three in the class whose term will expire in 2000. At the Annual Meeting, three directors are to be elected for terms expiring in 2000.

           Unless otherwise specified, the enclosed proxy will be voted for the election of Bruce H. Beatt, Rita R. Colwell, Ph.D. and K. Grahame Walker to serve until the 2000 Annual Meeting of Stockholders and until their successors shall have been duly elected and shall qualify. Dr. Colwell and Mr. Walker are currently directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected. If for any reason at the time of the Annual Meeting any nominee should be unable to serve as a director, a contingency which the Board of Directors does not expect to occur, discretionary authority is reserved to vote for a substitute.

           The following information relates to the nominees listed above and to the other directors of the Company whose terms of office will extend beyond the Annual Meeting.

                                    Nominees

Term Expiring in 2000:

Bruce H. Beatt

Mr. Beatt, age 44, has been vice president, general counsel and secretary of Dexter since April 1, 1992. From April 1991 to April 1992, he was general counsel and secretary of Dexter.

Rita R. Colwell                                             Director since 1996

Dr. Colwell, age 62, has been president of the University of Maryland Biotechnology Institute since 1991. She is also a professor of microbiology at the University of Maryland at College Park. In 1995 Dr. Colwell served as President of the American Association for the Advancement of Science, the world's largest scientific organization, and as chairman of the Board in 1996. Dr. Colwell has served on advisory councils of the National Science Foundation, the National Institutes of Health, the Environmental Protection Agency, the Food and Drug Administration and the Department of Agriculture. Dr. Colwell is a director of Biospherics (information technology company) and Dynamac (environmental support services).

K. Grahame Walker                                            Director since 1989

Mr. Walker, age 59, has been chairman of the Company since April 1993. He has been chairman and chief executive officer of Dexter since April 1993. He was president and chief executive officer of Dexter since December 1989. He was elected a director of Dexter in April 1989. From April 1988 to December 1989, he was president and chief operating officer of Dexter. He is a director of The Barnes Group Inc. (manufacturer and distributor of industrial parts and supplies).

Mr. Walker is a member of the Executive Committee and the Compensation and Organization Committee.

                                 Other Directors

Term Expiring in 1999

Thomas H. Adams                                            Director since 1992

Dr. Adams, age 54, has been the chairman of the board and chief executive officer of Genta Incorporated (biotechnology company) since February 1989. He previously served as chairman of the board and chief executive officer of Gen-Probe Incorporated (biotechnology company), which he co-founded in 1984. Prior to joining Gen-Probe, he held the positions of senior vice president of research and development and chief technical officer at Hybritech Incorporated (biotechnology company). Dr. Adams is a director of Biosite Diagnostics (biotechnology company), Ixsys, Inc. (biotechnology company), La Jolla Pharmaceuticals, Inc. and Nanogen, Inc. (biotechnology company).

Dr. Adams is a member of the Compensation and Organization Committee.

Frank E. Samuel, Jr.                                        Director since 1996

Mr. Samuel, 57, is president of Edison BioTechnology Center, Cleveland, Ohio. He was an independent consultant on medical technology, health care and public policy from 1990 to 1995. From 1984 to 1989, he was president of the Health Industry Manufacturers Association, Washington, D.C. Mr. Samuel is a director of Protocol Systems, Inc. (health industry supplier) and STERIS Corporation (health care company).

Mr. Samuel is a member of the Audit Committee and the Compensation and Organization Committee.

Iain C. Wylie                                               Director since 1995

Mr. Wylie, 63, is an international business consultant and lecturer. From 1988 to 1991, he was president of Croda Japan (specialty chemicals company). Prior to that time, Mr. Wylie served in various senior international management positions at E.I. DuPont de Nemours & Company ("DuPont") during his career.

Mr. Wylie is a member of the Audit Committee and the Stock Option Committee.

Term Expiring in 1998:

Kathleen Burdett                                            Director since 1995

Ms. Burdett, age 41, has been vice president and chief financial officer of Dexter (specialty materials company) since January 1995. She previously served as vice president and controller of Dexter since 1989.

Ms. Burdett is a member of the Executive Committee, the Audit Committee and the Compensation and Organization Committee.

Betsy Z. Cohen                                              Director since 1992

Ms. Cohen, age 55, has been chairman of the board of Jeff Banks, Inc. (formerly State Bancshares, Inc., a bank holding company) since 1981. She has been chairman of the board of Jefferson Bank, Philadelphia, Pennsylvania, since 1974. She has been chairman of the board of Jefferson Bank of New Jersey, Mt. Laurel, New Jersey, since 1987. She is also a director of Aetna, Inc. (health benefits company).

Ms. Cohen is a member of the Audit Committee, the Compensation and Organization Committee and the Stock Option Committee.

J. Stark Thompson                                            Director since 1988

Dr. Thompson, age 55, has been president and chief executive officer of the Company since 1988. Prior to joining the Company, he was with DuPont for 21 years.

Dr. Thompson is a member of the Executive Committee.

           The Board of Directors of the Company held six meetings in 1996. The Board has an Executive Committee, a Compensation and Organization Committee, an Audit Committee and a Stock Option Committee. It has no nominating committee.

           The Executive Committee currently is composed of four members, Mr. Walker, chairman, Ms. Burdett, Jerry E. Robertson, Ph.D. and Dr. Thompson. Subject to certain limitations prescribed by law, by the Company's certificate of incorporation and by-laws and by resolutions of the Board, the Executive Committee has and may execute when the Board is not in session all the powers of the Board. The Executive Committee did not meet in 1996.

           The Compensation and Organization Committee currently is composed of six members, Dr. Robertson, chairman, Dr. Adams, Ms. Burdett, Ms. Cohen, Mr. Samuel and Mr. Walker. This committee monitors the Company's compensation policy, with particular emphasis on retirement and officer remuneration matters. It recommends to the Board of Directors and the Stock Option Committee the compensation for the Company's key employees. The committee held three meetings in 1996.

           The Audit Committee currently is composed of four members, Ms. Cohen, chairman, Ms. Burdett, Mr. Samuel and Mr. Wylie. Its meetings include, as a matter of course, private sessions with the Company's independent certified public accountants. The Audit Committee recommends to the Board the selection of independent auditors and is charged with reviewing the scope and quality of audit and quarterly reviews performed by the independent auditors as well as other services provided by the independent auditors to the Company. The Audit Committee monitors the Company's policy on ethics and business conduct, the integrity of officers, accounting policies and internal controls and the quality of published financial statements. The committee held two meetings in 1996.

           The Stock Option Committee currently is composed of three members, Dr. Robertson, chairman, Ms. Cohen and Mr. Wylie. This committee administers and grants stock options under the Company's long-term incentive compensation plans. The committee held one meeting in 1996.

           In 1996, each incumbent director attended at least 75 % of the aggregate meetings of the Board held during his or her term as a director and of the committees on which he or she served.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

           Based upon a review of the copies of all Section 16(a) forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal year 1996 all its directors, executive officers and holders of more than 10% of the Company's Common Stock complied with all filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

Vote Required

           The three nominees receiving the highest number of affirmative votes of the shares of Common Stock present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

           THE BOARD OF DIRECTORS DEEMS ELECTION OF THE DIRECTOR NOMINEES NAMED IN "PROPOSAL NO. 1 - ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" SUCH NOMINEES.

                             EXECUTIVE COMPENSATION

           The following table sets forth information concerning the cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries during such period.

                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                                                           Compensation
                                            Annual Compensation               Awards
                                  ------------------------------------   ---------------
                                                                            Securities
Name and                                                                    Underlying         All Other
Principal Position                Year         Salary          Bonus         Options        Compensation/(1)/
---------------------------------------------------------------------------------------------------------------
J. Stark Thompson, Ph.D           1996        $400,500        $330,413        85,000             $4,297
President, Chief Executive        1995         368,750         318,600        75,000              3,687
Officer & Director                1994         346,250         199,495        40,000                831

Thomas M. Coutts                  1996         239,000         144,595        35,000               --
Senior Vice President &           1995         220,500         174,636        36,000               --
General Manager                   1994         207,750         105,205        17,000               --

Joseph C. Stokes, Jr              1996         200,167         138,806        35,000              4,738
Senior Vice President &           1995         181,250         117,450        27,500              4,620
Chief Financial Officer,          1994         171,250          68,079        13,000                831
Secretary & Treasurer

John V. Cooper                    1996         174,000          99,050        22,000              4,750
Vice President &                  1995         160,000         108,000        22,500              2,420
General Manager                   1994         151,750          55,081        10,000                831

John E. Leffler, Ph.D             1996         177,500         105,435        22,000              4,750
Vice President - Human            1995         164,500         102,155        22,500              4,620
Resources & Manufacturing         1994         155,247          67,810        10,000                831

-----------------------------------------

   /1/ All Other Compensation represents the Company's contributions under an Extra Savings Plan ("ESP") for the account of each executive officer. The Company matches one-half of the first 6% of eligible contributions made by each participant in the ESP up to the maximum elective deferral. Mr. Coutts does not participate in the ESP.

           The following table sets forth, as to each executive officer named in the Summary Compensation Table, information with respect to stock option grants during the period January 1, 1996 through December 31, 1996:

                        OPTION GRANTS IN LAST FISCAL YEAR


                                      Individual Grants
----------------------------------------------------------------------------------------------


                                  Number                                                                    Potential
                                    of        Percentage of                                              Realizable Value
                                Securities       Total                                                     at Assumed
                                  Under-        Options                                                    Annual Rates
                                  lying        Granted to                                                    of Stock
                                 Options      Employees in      Exercise or                              Price Appreciation
                                 Granted         Fiscal         Base Price         Expiration            for Option Term(3)
        Name                       (1)            Year          ($/Share) (2)          Date              5%              10%
---------------------------    -----------    -----------       -------------      -----------      -----------      -----------
J. Stark Thompson, Ph.D           85,000        16.7%             $   25.00        Oct. 15, 2006    $1,336,401        $3,386,703
Thomas M. Coutts                  35,000         6.9%             $   25.00        Oct. 15, 2006       550,283         1,394,525
Joseph C. Stokes, Jr              35,000         6.9%             $   25.00        Oct. 15, 2006       550,283         1,394,525
John V. Cooper                    22,000         4.3%             $   25.00        Oct. 15, 2006       345,892           876,558
John E. Leffler, Ph.D             22,000         4.3%             $   25.00        Oct. 15, 2006       345,892           876,558
-----------------------------------------------------------------------------------------------------------------------------

       (1) One-third of these options vest on each of the first three anniversary dates following the date of grant. Options are exercisable within the ten-year period from the date of grant subject to the vesting schedule.

       (2) The exercise price of all options granted during 1996 was equal to the market value of the underlying Common Stock on the date of grant.

       (3) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the terms of the options. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

           The following table provides information on option exercises in fiscal year 1996 by the named executive officers and the value of such officers' unexercised options at December 31, 1996.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES


                                   Number                             Number of Securities
                                     of                              Underlying Unexercised               Value of Unexercised
                                   Shares                                   Options                       In-the-Money Options
                                  Acquired                             at Fiscal Year End                at Fiscal Year End /(1)/
                                     on            Value            --------------------------         --------------------------
            Name                  Exercise        Realized         Exercisable      Unexercisable     Exercisable     Unexercisable
---------------------------      ----------      ----------       -------------    ---------------   -------------   ---------------

J. Stark Thompson, Ph.D            14,501         $155,420           357,999           180,000         $5,110,399        $930,000
Thomas M. Coutts                   25,500          126,124            34,998            79,500            377,308         432,375
Joseph C. Stokes, Jr                3,401           39,153            83,666            69,000          1,018,667         330,375
John V. Cooper                       --               --              41,500            49,500            471,937         266,250
John E. Leffler, Ph.D                --               --              30,250            49,500            342,000         266,250

         /1/ Calculated on the difference between the stock option exercise price and the closing price of a share of the Company's Common Stock on the Nasdaq National Market System on December 31, 1996 ($25.00).

Pension and Retirement Benefits

           The Company has a pension plan for certain groups of employees. The Company makes an annual contribution to the plan which is actuarially determined. Such contribution cannot be appropriately allocated to individual participants and, accordingly, is not included in the Summary Compensation Table. The Company's contribution to the pension plan for 1996 will be $1,092,188, which represents 2.7% of eligible compensation. Employees within the eligible group may participate in the plan after completing one year of service and attaining age 21. Participating employees become fully vested in the plan after five years of service. Normal retirement age is 65, and actuarially reduced benefits are available to participants who are age 55 and have ten years of service.

           In general, the participant accrues an annual retirement benefit equal to 1% of the participant's final five-year average compensation (plus an additional .5% above Social Security covered compensation) times the number of years of service credited after October 31, 1975. Eligible compensation is defined as salary, hourly wages, bonus and commissions. Eligible compensation for the executive officers named in the Summary Compensation Table does not differ by more than 10 percent from the summary compensation set forth in such table.

           The following table illustrates the estimated annual benefit (prior to an offset for the primary Social Security benefit) which participants are eligible to receive from the pension plan under a straight life annuity basis with a retirement age of 65 assuming the individual's compensation remains constant at the indicated amount for the final five years of service.

                               PENSION PLAN TABLE


 Final Five-Year                                           YEARS OF SERVICE
     Average            ---------------------------------------------------------------------------------------------------------
   Remuneration                 15 Years              20 Years             25 Years              30 Years              35 Years
   ------------                 --------              --------             --------              --------              --------
$     700,000                    152,813               203,375               254,688              305,625               356,563
      600,000                    130,313               173,750               217,188              260,625               304,063
      500,000                    107,813               143,750               179,688              217,625               251,563
      400,000                     85,313               113,750               142,188              170,625               199,063
      300,000                     62,813                83,750               104,688              125,625               146,563
      200,000                     40,313                53,750                67,188               80,625               115,938

           The number of credited years of service as of December 31, 1996, for the executive officers named in the Summary Compensation Table was eight for J. Stark Thompson, 16 for Joseph C. Stokes, Jr., five for John V. Cooper and four for John E. Leffler. Thomas M. Coutts does not participate in the pension plan. As of December 31, 1996, the estimated benefits payable upon retirement at age 65, based on the maximum years of service for each individual, were as follows:
J. Stark Thompson, $191,704, Joseph C. Stokes, Jr., $152,672, John V. Cooper, $94,550, and $51,103 for John E. Leffler.

           Mr. Coutts participates in a pension plan sponsored by the Company in the United Kingdom. In general, a participant in the plan accrues an annual benefit of one-sixtieth of his final pensionable salary multiplied by the number of years of credited service up to a maximum of 40 years. Final pensionable salary is the average base salary in the three consecutive years out of the last thirteen which would produce the highest retirement benefit. Eligible compensation is defined as base salary. An employee is eligible to participate in the plan upon attainment of age 20 and the completion of one year of service. A participant becomes fully vested immediately upon entry into the plan. Normal retirement is age 60 and early retirement is permitted after age 50 at actuarially reduced benefits. As of December 31, 1996, the number of credited years of service for Mr. Coutts was 23. The estimated benefit payable as of December 31, 1996, to Mr. Coutts at normal retirement at age 60 was <M156>82,667 (equivalent to approximately $132,300) based on the maximum number of years of service allowable.

           The Company has a supplemental retirement plan ("SRP") intended to provide retirement benefits, supplementing those provided under other plans, to certain officers and key employees. Upon retirement at the age of 65, participants are entitled to receive an annual benefit equal to 55% of their average annual compensation (salary and bonus) based on the highest 60 consecutive months of a participant's last 120 months as a participant in the SRP, less all other retirement benefits received (including Social Security benefits, other Company retirement benefits and plans of other employers).

The SRP currently has five participants, including Dr. Thompson. Since participation in the SRP is not based on a participant's number of years of service and benefits payable under the SRP would only be payable after taking into account all other retirement benefits received, payments made under the SRP are not included in the Pension Plan Table above.

Agreements with Executive Officers

           The Company or, in the case of Thomas M. Coutts, the Company and a subsidiary of the Company, has entered into agreements, effective as of February 13, 1997, with certain of its executive officers, including the executive officers named in the Summary Compensation Table, which provide certain severance benefits for them in the event of a termination of their employment following a Change of Control (as defined in the agreements), in order to encourage such executives, in the event of a Change of Control of the Company, to continue to perform their duties in the best interests of the Company and its stockholders. In most instances these agreements replace and supersede prior agreements between the Company and the executive officers entered into between June 23, 1989 and July 16, 1996.

           Each agreement provides that, if, within two years following a Change of Control the Company terminates the employment of the executive other than for death, disability or Cause (as defined in the agreements, including repeated, willful and deliberate violations by the executive of his obligations under the agreement or the commission by the executive of an intentional act of fraud, embezzlement, theft or misappropriation of confidential information), or the executive voluntarily terminates his employment for Good Reason (as defined in the agreements, including a diminution in the executive's position, authority, duties or responsibilities or a change in the executive's job location of more than fifty miles or any purported termination in violation of the agreement or the failure of any successor to comply with the agreement), the executive will receive his base salary and bonus through the date of termination plus specified severance benefits. Generally, these severance benefits include, but are not limited to, (i) a specified multiple (two times in the case of Dr. Thompson, Mr. Coutts and Mr. Stokes, executive officers named in the Summary Compensation Table, and one and one-half times for all other executive officers) of an executive's annual base salary plus the higher of his target bonuses for the year in which the termination occurs or the average annual bonus for the prior three years, and (ii) retirement benefits and health insurance and other benefits for the remainder of the term of the agreement. In addition, the executive would be entitled to immediate acceleration of the exercisability of his stock options and accelerated vesting under certain other benefit plans of the Company.

           For purposes of the agreements, a "Change of Control" of the Company generally means (i) an acquisition or series of acquisitions, other than from the Company, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's then outstanding Common Stock (the "Outstanding Company Common Stock") or voting securities (the "Outstanding Company Voting Securities"), provided, however, that any acquisition by the Company, Dexter or any of their subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company, Dexter or any of their subsidiaries, or any transaction or series of transactions that results in any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) having beneficial ownership of more than 20% of the Outstanding Company Common Stock, but less than the percentage of the Outstanding Company Common Stock then beneficially owned by Dexter, and certain other acquisitions specified in the agreements, shall not constitute a Change of Control, (ii) certain changes in the composition of a majority of the Company's board of directors from such composition on December 1, 1996 (the "Incumbent Board"), except changes approved by a majority of directors comprising the Incumbent Board, including a majority of the members of the Incumbent Board who are not Dexter-related Directors (as defined in the agreements), (iii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company, or of a reorganization, merger or consolidation of the Company, and, in each case, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities that beneficially owned the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not beneficially own more than 60% of, respectively, the then outstanding shares of common stock and voting stock of the corporation resulting from such reorganization, merger or consolidation; and (iv) so long as Dexter owns 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, any of the following events shall occur (a) the acquisition, other than from Dexter, of beneficial ownership of 20% or more of Dexter's then outstanding common stock (the "Dexter Outstanding Common Stock") or voting securities (the "Dexter Outstanding Voting Securities"), provided that any acquisition by the Company, Dexter or any of their subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company, Dexter or any of their subsidiaries, or any acquisition of Dexter by a corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of such corporation's common stock and voting power are beneficially owned by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Dexter Common Stock and Outstanding Dexter Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Dexter Common Stock and Outstanding Dexter Voting Securities, as the case may be, shall not constitute a Change of Control, (b) certain changes in the composition of more than a majority of the board of directors of Dexter from the composition on December 1, 1996, except changes approved by a majority of the incumbent board of directors of Dexter, or (c) approval by the stockholders of Dexter of a complete liquidation or dissolution of Dexter, or the sale or other disposition of all or substantially all of the assets of Dexter, or of a reorganization, merger or consolidation of Dexter, and, in each case, following such reorganization, merger or consolidation the individuals and entities that beneficially owned the Outstanding Dexter Common Stock and Outstanding Dexter Voting Securities prior to such reorganization, merger or consolidation do not beneficially own more than 60% of the then outstanding shares of common stock and voting stock of the resulting corporation.

              REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the Compensation and Organization Committee and the Stock Option Committee and the Performance Graph which follows shall not be incorporated by reference into any such filings, except to the extent that the Company specifically incorporates this information by reference.

           The Compensation and Organization Committee (the "Compensation Committee") of the Company is responsible for, among other things, establishing and administering the compensation policies applicable to executive officers. The Compensation Committee is currently composed of: Jerry E. Robertson, Ph.D., chairman, Thomas H. Adams, Ph.D., Kathleen Burdett, Betsy Z. Cohen, Frank E. Samuel, Jr. and K. Grahame Walker. The Stock Option Committee of the Company is responsible for administering and granting stock options under the Company's stock option and incentive compensation plans. The Stock Option Committee is currently composed of three non-employee directors: Jerry E. Robertson, Ph.D., chairman, Betsy Z. Cohen and Iain C. Wylie.

Overall Policy

           The Company's executive compensation is designed to be closely linked to long-term corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's stock price over time. The overall objectives of this strategy are to attract and retain executive talent of the highest quality, to motivate these executives to achieve the goals inherent in the Company's strategy, to link executive and stockholder interests through equity-based compensation and to provide a compensation package that recognizes individual contributions as well as overall business results.

           Each year the Compensation Committee reviews the Company's executive compensation program. This review includes an evaluation based on the Biotechnology Compensation and Benefits Survey conducted by Radford Associates/Alexander & Alexander Consulting Group and endorsed by the Biotechnology Industry Organization (the "Radford Survey"). A total of 292 biotechnology companies participated in the 11th annual edition of the Radford Survey which was published in early 1996, of which about one-half are publicly traded companies and one-half are private companies. Compensation data was reported for incumbents in executive, management and benchmark positions. Participants in the Radford Survey reported on bonus and cash profit sharing plans and stock option plans, as well as other compensation and benefit plans. Participating companies range in size from 100 employees to over 3,000 employees and are widespread geographically. These companies are not identical to those comprising the Nasdaq Pharmaceutical Stock Index, which has been used for purposes of comparison in the stock performance graph at page 21, although there are overlaps.

           The Compensation Committee reviews and makes recommendations to the Board of Directors and the Stock Option Committee with respect to the compensation of the most highly compensated executives, including the individuals named in the Summary Compensation Table, and reviews the compensation policies and pay practices employed with respect to all the Company's other executive-level employees. This practice is designed to ensure consistency throughout the executive compensation program. The key elements of the Company's executive compensation program consist of base salary, cash bonuses and stock options. The Compensation Committee's and Stock Option Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Dr. Thompson, are discussed below.

Base Salary

           Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. The Company has principally used the Radford Survey, which is published annually, for purposes of comparison of compensation of its executive officers to compensation of peer companies.

           It has been the Company's policy to target base salaries between the 50th and 75th percentiles for base pay of similar positions within the defined competitive group in the Radford Survey, adjusted for sales size. Annual salary adjustments are determined by evaluating the performance of each executive officer taking into account new responsibilities as well as the individual's contribution to the Company's overall performance. Individual performance ratings take into account such factors as achievement of the strategic plan, attainment of specific individual objectives, interpersonal managerial skills and civic involvement.

Cash Bonus

           The Company's cash bonus accounts for a significant percentage of each executive officer's compensation. Executive officers participate in the Company's Incentive Compensation Plan ("ICP"), which is a pay-for-performance plan designed to compensate officers for performance that increases stockholder value. Approximately 800 employees of the Company are eligible to participate in the ICP. The ICP is approved by the Compensation Committee and is reviewed semi-annually.

           "Performance" is measured by assessing both the Company's performance and individual performance. The total amount of compensation to be distributed each year (the "Incentive Pool") is based on Company performance, as measured by specific measurements defined each year such as sales growth, return on investment and operating profitability, and threshold, target and maximum performance levels are established to reflect the Company's operations. Each participant's ICP payout is based upon his or her contribution to the Company's performance as well as the Company's overall financial results in the year. The individual performance ratings in the ICP may range from 0% to 125%. The Company performance-based factors considered in determining the ICP and the weight given to those factors in 1996 were as follows: operating income, 40%; return on investment, 20%;

and net sales, 40%. These factors are weighted annually to reflect the assessment of those issues that are in need of emphasis in accordance with the Company's strategic plan. Once the Incentive Pool is determined, the Compensation Committee reviews each executive officer's potential share of the Incentive Pool based on his or her contribution to the Company's business results, which is a subjective determination. The Compensation Committee considers a number of factors in determining an executive officer's contribution to the Company's business results, including the level of the executive's job responsibilities, the executive's past performance and the achievement of individual performance objectives. Individual performance objectives are set at the beginning of each year by the Compensation Committee and the Chief Executive Officer for the Chief Executive Officer and by the Chief Executive Officer and each other executive officer for that executive officer. An executive's individual performance measures take into account such factors as the attainment of specific individual objectives, leadership and management skills and civic involvement. No specific weight is assigned to any particular factor. Bonuses are paid semi-annually, although the amounts paid under the ICP are based on and adjusted for the Company's annual results.

Stock Options

           The third component of each executive officer's compensation is the Company's stock option and long-term incentive compensation plans pursuant to which the Company has granted to executive officers and other key employees options to purchase shares of its Common Stock. The Board of Directors of the Company believes that these plans are an important factor in attracting, retaining and motivating its officers and key employees. The objective of the Company's stock option and long-term incentive compensation plans is to advance the long-term interests of the Company and its stockholders and complement incentives tied to annual performance. Stock option grants provide rewards to executives upon the creation of incremental stockholder value. The determination of the number of stock options granted under the Company's plans is primarily based upon a review of the value of stock options granted at 17 biotechnology companies of comparable revenue size which the Company believes reflects the market in which the Company competes for executive talent (a number of which companies are included in the Radford Survey), the total compensation package at these peer companies, and judgments concerning an individual's performance results and the ability of the individual to impact the long-term success of the Company, which is a subjective determination. The Stock Option Committee also considers the number of options outstanding as previously granted, the number of options held by such officer, and the aggregate number of current stock options to be granted in determining the number of stock options to be granted to a participant.

           In order to provide the Board with an objective perspective of competitive stock option programs based on public information, in 1991 the Board of Directors engaged an independent consultant in executive compensation to prepare an analysis of the Company's stock option program in light of competitive stock option programs at companies deemed to be most comparable to the Company because of the similarity of their business and size. The Stock Option Committee considered the consultant's analysis (which has been updated annually since 1991) in determining its stock option grants.

           The stock options granted in 1996 were granted at an exercise price equal to the market value of the Common Stock on the date of grant and will only have value if the Company's stock price increases. Generally, grants of stock options vest in equal amounts over three years and are exercisable within the ten-year period from the date of grant. This approach is designed to provide further incentive to create value for the Company's stockholders over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

Compensation to Chief Executive Officer

           In 1996, J. Stark Thompson, Ph.D., Chief Executive Officer of the Company, received a base salary of $400,500, an increase of 8.6% over his 1995 base salary. In addition, 6.1% of the Company's Incentive Pool, or $330,413, was paid to Dr. Thompson as a bonus in 1996, compared with 6.5% of the Incentive Pool, or $318,600 in 1995. The Company's performance in 1996 exceeded expectations when compared with specific performance goals. Dr. Thompson's incentive compensation increased 3.7% in 1996 compared with the prior year. Dr. Thompson's total compensation in 1996 increased 6.3% over 1995. It is our view that total cash compensation paid to Dr. Thompson in 1996 is consistent with the Compensation Committee's compensation philosophy.

           In 1996, Dr. Thompson also received options to purchase 85,000 shares of Common Stock at an exercise price of $25.00 per share. The grants were given to reinforce the relationship between the Company's performance and the Chief Executive Officer's future earnings. The Stock Option Committee took into consideration the report prepared by the Company's independent executive compensation consultant in determining the stock option grants.

Deductibility of Compensation

           Section 162(m) of the Internal Revenue Code of 1986 limits the amount of compensation a corporation may deduct as a business expense paid to its Chief Executive Officer or any one of its four other most highly compensated officers to $1,000,000 in any year except to the extent that such compensation qualifies as "performance-based compensation" (or meets other exceptions not here relevant). All compensation payments in 1996 to the five executive officers named in the Summary Compensation Table will be fully deductible. The Compensation Committee's present intention is to comply with the requirements of
Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interests of the Company or its stockholders.

Conclusion

           The Compensation Committee and Stock Option Committee believe that linking executive compensation to individual and Company performance results in better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Compensation Committee and the Stock Option Committee believe that compensation paid to its executives during 1996, including the Chief Executive Officer, reflects the Company's compensation goals and policy.

Compensation & Organization Committee   Stock Option Committee
Jerry E. Robertson, Chairman            Jerry E. Robertson, Chairman
Thomas H. Adams                         Betsy Z. Cohen
Kathleen Burdett                        Iain C. Wylie
Betsy Z. Cohen
Frank E. Samuel, Jr.
K. Grahame Walker

                                PERFORMANCE GRAPH

Note: The total stockholder return (i.e., changes in share price plus reinvested dividends) shown on the performance graph below is not necessarily indicative of the future returns on the Company's Common Stock.

Comparison of Five-Year Cumulative Total Return Among Life Technologies, Inc.,
    The Nasdaq Stock Market (U.S. & Foreign), Nasdaq Pharmaceutical Stocks
                             and the Russell 2000
             (Assuming an investment of $100 on December 31, 1991)

                           [LINE GRAPH APPEARS HERE]

Index Description                      1991   1992   1993   1994   1995   1996
------------------------------------------------------------------------------
Life Technologies, Inc.               100.0  125.5  107.9  114.9  162.0  224.5
Nasdaq Stock Market (U.S. & Foreign)  100.0  116.0  134.3  130.3  183.0  224.1
Nasdaq Pharmaceutical Stocks          100.0   83.2   74.2   55.8  102.1  102.2
Russell 2000                          100.0  118.4  140.8  138.2  177.5  206.8

Compensation Committee Interlocks and Insider Participation

           During 1996, Jerry E. Robertson, chairman, Thomas H. Adams, Kathleen Burdett, Betsy Z. Cohen, Frank E. Samuel, Jr. and K. Grahame Walker served as members of the Company's Compensation and Organization Committee. Jerry E. Robertson, Betsy Z. Cohen and Iain C. Wylie served as members of the Company's Stock Option Committee in 1996.

           In 1996 the Company received the benefit of certain services performed by Dexter corporate personnel, including insurance, risk management advice and internal audit, for which the Company paid Dexter $20,000. Dexter also purchased principally all insurance for the Company for which the Company was charged its pro rata share of the cost of such insurance. Mr. Walker is a director of the Company and Dexter; he is also chairman and chief executive officer of Dexter. Ms. Burdett is a director of the Company; she is also vice president and chief financial officer of Dexter.

Compensation of Directors

           In 1996, each non-employee director of the Company (except Mr. Walker and Ms. Burdett) received a $10,000 retainer fee which was paid quarterly, an additional fee of $1,000 for each Board meeting attended, and $500 for each committee meeting attended. Mr. Walker and Ms. Burdett were paid $2,500 each as a retainer fee and $1,500 and $2,000, respectively, in Board and committee meeting attendance fees in 1996. Effective April 16, 1996, Mr. Walker and Ms. Burdett elected not to accept retainer and meeting fees. Pursuant to the terms of the Company's Non-Employee Directors' Annual Retainer Plan, each non-employee director (except Mr. Walker and Ms. Burdett who elected not to participate in the Plan) received a grant of 150 shares of Common Stock (adjusted from 100 shares to reflect the 3-2 stock split on August 28, 1996) on October 1, 1996. Pursuant to the Plan each non-employee director (except Mr. Walker and Ms. Burdett) will receive a grant of 150 shares of Common Stock of the Company on April 1, 1997 and on October 1, 1997. Each non-employee director may elect to receive up to 100% of his or her board retainer fee in Common Stock of the Company rather than in cash. Pursuant to the terms of the Company's 1996 Non-Employee Directors' Stock Option Plan, each non-employee director (except Mr. Walker and Ms. Burdett who elected not to participate in the Plan) was granted an option to purchase 6,750 shares of Common Stock (adjusted from 4,500 shares to reflect the 3-2 stock split on August 28, 1996) on October 1, 1996 at a per share price of $22.875 (the fair market value on that date). The grant becomes exercisable in three equal installments on the first, second and third anniversary of the date of the grant, subject to acceleration in the event of a Change of Control (as defined in the plan). The options may be exercised by payment in cash, check or shares of Common Stock.

           PROPOSAL NO. 2 - APPROVAL OF 1997 LONG-TERM INCENTIVE PLAN

           The proposed 1997 Long-Term Incentive Plan (the "Plan") authorizes the grant of various stock and stock-related awards. The Board of Directors of the Company believes adoption of the Plan will provide an enhanced mechanism for compensating key management and other personnel on the basis of individual and corporate performance. The Board further believes adoption of the Plan will encourage selected key employees to acquire a proprietary interest in the performance of the Company, and will enhance the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The Plan is intended to provide the Company flexibility to adapt the compensation of key employees in a changing business environment.

           The full text of the Plan recommended by the Board of Directors is attached to this proxy statement as Exhibit A. The material features of the Plan are outlined below, but such outline is qualified in its entirety by reference to the full text of the Plan.

Types of Awards

           The Plan would permit the granting of any or all of the following types of awards: (1) stock options, including incentive stock options ("ISOs");
(2) stock appreciation rights ("SARs"), in tandem with stock options or freestanding; (3) restricted stock; (4) performance share awards; (5) incentive shares; (6) dividend equivalent rights ("DERs"), in tandem with other awards or freestanding; and (7) other awards based on, payable in, or related to Common Stock of the Company.

Eligibility for Participation

           In addition to employee directors and officers, all key employees of the Company or of any affiliate of the Company at least 50 percent owned by the Company will be eligible for selection for participation under the Plan. The selection of participants from among eligible employees will be entirely within the discretion of the Committee (as defined below). It is not possible at the present time to indicate the number, names, or positions of employees who may be selected for participation or the extent of their participation within the Plan's limitations, since no determination has been made with respect to these matters. While the concept of a "key employee" eligible to participate in the Plan is necessarily flexible, approximately 200 employees are presently considered to fall within this category.

Administration and Amendment of the Program

           The Plan will be administered by a committee (the "Committee") consisting of, at the option of the Board, (i) at least two directors appointed by and serving at the pleasure of the Board of Directors or (ii) the Board. If the Board of Directors does not act as the Committee, the members of the Committee shall be "non-employee directors" within the meaning and for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee will have the right to interpret its provisions and to promulgate, amend, and rescind rules and regulations for its administration. The Committee may delegate to the Chief Executive Officer and/or other senior officers of the Company its duties under the Plan; provided, however, that only the Committee may grant awards or make determinations regarding grants to executive officers.

           The Board is authorized to amend or terminate the Plan, except that further stockholder approval is required for amendments that would decrease the minimum exercise price of an option or SAR, increase the number of shares that may be granted, or as otherwise necessary under applicable securities, tax, or other laws. Under applicable federal securities law as currently in effect, stockholder approval would generally be required for any amendment that would materially increase the benefits accruing to reporting persons under the Plan.

Term of the Plan

           The Plan will become effective on the date stockholder approval is obtained and will terminate on the tenth anniversary of that date, after which time no additional grants may be made thereunder.

Shares Subject to the Plan

           Subject to certain exceptions set forth in the Plan for stock splits, stock dividends or other changes in capitalization that are determined to be dilutive to outstanding awards under the Plan, the aggregate number of shares of the Company's Common Stock that may be awarded under the Plan is 1,000,000 and the maximum number of shares of Common Stock covered by an award to any grantee in any calendar year may not exceed 100,000. The closing price of a share of the Company's Common Stock on December 31, 1996 was $25.00.

Stock Options

           Stock options granted under the Plan will be subject to the terms and conditions determined by the Committee, except that (i) options may be granted only during the ten years following the effective date of the Plan, provided that ISOs may be granted only during the ten-year period following the date of adoption of the Plan by the Board; (ii) the option price cannot be less than l00 percent of the fair market value of Common Stock at the time the option is granted; (iii) no option may be exercised more than ten years after it is granted; and (iv) no option may be exercised more than five years after the grantee's termination of employment except in certain circumstances if the grantee dies after termination of employment. Unless otherwise provided in the award, an option becomes immediately exercisable in full upon the death of the grantee prior to termination of employment. Unless otherwise provided by the award, outstanding options may be exercised for at least three years after the grantee's death.

           ISOs may be granted provided they meet the requirements of the Internal Revenue Code. To the extent that the fair market value of shares with respect to which ISOs are exercisable for the first time in any one year as to any participant exceeds $100,000, such options shall not be treated as ISOs. An option for additional shares, if any, which the Stock Option Committee may grant to an employee who in the same year has been granted the maximum permissible ISOs, would be in the form of a non-qualified stock option not intended to qualify as an ISO.

           Payment of the exercise price of a stock option will be made in cash, shares, or other consideration in accordance with the terms of the Plan and any applicable rules of the Stock Option Committee. Shares surrendered in payment of the exercise price shall be valued at fair market value on the date of surrender.

           Options are subject to forfeiture if the grantee terminates employment prior to normal retirement time (subject to exceptions for termination due to death, incapacity or for certain approved terminations) or is determined to have engaged in activity detrimental to the interests of the Company or its affiliates.

           An employee receiving a stock option will not realize any compensation income under the Internal Revenue Code upon the grant of the option. However, an employee will generally realize compensation income at the time of exercise (except for options which are ISOs) in the amount of the difference between the option price and the fair market value on the date of exercise. The Company is entitled to a deduction under the Internal Revenue Code at the time of exercise equal to the amount of compensation income that is realized by the employee.

           In the case of ISOs, although no compensation income is realized upon exercise, the excess of the fair market value on the date of exercise over the option price is included in alternative minimum taxable income for alternative minimum tax purposes. If stock acquired upon exercise of an ISO is sold within one year of the option exercise or two years of the option grant, then, in general, the optionee's gain on the sale will be ordinary income to the extent of the option spread on the exercise date and the balance of the gain, if any, will be capital gain. If the stock acquired is sold after the one year/two year holding period, then all of the gain on the sale will be capital gain. The Company will be entitled to a deduction on the amount, if any, of the gain which is treated as ordinary income to the optionee.

Stock Appreciation Rights (SARs)

           An SAR may be granted in tandem with a stock option or as a freestanding award. An SAR permits the holder to receive a number of shares or cash having an aggregate value equal to any excess of the fair market value of the Company's shares subject to the SAR over the grant price of the SAR (which may not be less than l00 percent of the fair market value of such shares at the time of grant) at the time of exercise. If the SAR is granted in tandem with a stock option, exercise of the SAR cancels the related option to the extent of such exercise. SARs may authorize the optionee to elect to settle the SAR in cash in lieu of shares.

           The provisions of SARs with respect to exercisability upon termination or death of the grantee, as well as forfeiture, are substantially the same as described above for stock options.

           In the case of SARs granted either freestanding or in tandem with an option, the employee will not realize any compensation income at the time of grant. However, the fair market value of stock or cash delivered pursuant to the exercise of such SARs will be treated as compensation income taxable to the employee at the time of exercise, and the Company will be entitled to a corresponding deduction.

Restricted Stock

           An award of restricted stock may be granted under the Plan for such minimum cost as may be required by law or otherwise determined by the Committee. Restricted stock may not be disposed of by the recipient until the restrictions specified in the award expire. These restrictions could be based solely on a specified period of continuous employment or could also be contingent on attaining specific business objectives or other quantitative or qualitative criteria. The participant will have with respect to restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless otherwise specified in the award.

           Except as otherwise specified in the award, if a holder of record of restricted stock terminates employment prior to normal retirement time (subject to exceptions for termination due to incapacity or for certain approved terminations) or is determined to have engaged in activity detrimental to the interests of the Company or its affiliates, all shares of restricted stock then held and still subject to restriction will be forfeited by such holder and reacquired by the Company at cost. Except as otherwise specified in the award, if employment of a holder of record of restricted stock terminates at normal retirement time for that holder, or as a result of that holder becoming incapacitated, or with written approval of the Committee, or if the holder dies, any and all remaining restrictions with respect to such restricted stock will expire.

           In the case of restricted stock, the employee will realize compensation income in an amount equal to the fair market value of such stock less any amount paid for such stock, at the time when the employee's rights with respect to such stock are no longer subject to a substantial risk of forfeiture unless the employee elects otherwise pursuant to a special election provided in the Internal Revenue Code. Dividends paid to the employee during a period of restriction will be taxable as compensation income unless the election referred to in the preceding sentence has been made. The Company will be entitled to a deduction under the Internal Revenue Code at the time and equal to the amount of compensation income that is realized by the employee.

Performance Awards

           A performance award may be granted under the Plan, either at no cost to the recipient or for such cost as may be required by law or otherwise determined by the Stock Option Committee. Performance awards may take the form of performance shares, or of performance units or rights valued by reference to the value of Common Stock of the Company or by reference to some other formula or method. Any performance award may require attainment of performance criteria within a specified period in order for the award to be earned. Performance awards, when and if payable, may be paid in cash, stock, other consideration, or a combination thereof.

           Performance awards are subject to forfeiture if the grantee terminates employment prior to normal retirement time (subject to exceptions for termination due to death, incapacity or for certain approved terminations) or is determined to have engaged in activity detrimental to the interests of the Company or its affiliates.

           In the case of performance awards, the employee will generally realize compensation income in an amount equal to the fair market value of such awards less any amount paid for such awards at a time when the employee's rights with respect to such awards are no longer subject to a substantial risk of forfeiture unless (if applicable) the employee otherwise elects pursuant to a special election provided in the Internal Revenue Code. The Company will be entitled to a deduction under the Internal Revenue Code at the time and equal to the amount of compensation income that is realized by the employee.

Incentive Shares

           The Plan also allows grants of incentive shares as a form of bonus. Incentive shares may be granted under the Plan for such minimum cost as may be required by law or otherwise determined by the Committee. Each grant shall specify the time and method for delivery of the incentive shares, provided that the delivery of any incentive shares shall be completed no later than the tenth anniversary of the grantee's date of termination.

           Any undelivered incentive shares may be subject to forfeiture if the grantee terminates employment prior to normal retirement time (subject to exceptions for termination due to death, incapacity or for certain approved terminations) or is determined to have engaged in activity detrimental to the interests of the Company or its affiliates.

           In the case of incentive shares, the employee will generally realize compensation income in an amount equal to the fair market value of such stock, less any amount paid for such stock, at the time when the shares are delivered to the employee. The Company will be entitled to a deduction under the Internal Revenue Code at the time and equal to the amount of compensation income that is realized by the employee.

Dividend Equivalent Rights (DERs) and Interest Equivalents

           A DER, which gives the recipient the right to receive credits for dividends that would be paid if the grantee held specified shares of Common Stock, may be granted as a component of another award or as a freestanding award. Dividend equivalents credited to the holder of a DER may be paid currently or be deemed to be reinvested in additional shares (which may thereafter accrue additional dividend equivalents) at fair market value at the time of deemed reinvestment. DERs may be settled in cash, shares, or a combination thereof, in a single installment or installments, as specified in the award.

           Awards payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

           In the case of dividend or interest equivalents, the employee will generally realize compensation income in an amount equal to the cash or fair market value of the dividend equivalents received in shares at the time paid to the employee. The Company will be entitled to a deduction under the Internal Revenue Code at the time and equal to the amount of compensation income that is realized by the employee.

Other Awards

           Other forms of awards based on, payable in, or otherwise related in whole or in part to Common Stock of the Company may be granted under the Plan if the Committee determines that such awards are consistent with the purposes and restrictions of the Plan. The terms and conditions of such awards shall be specified by the grant. Such awards shall be granted for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the Committee.

           The Federal income tax consequences of such other awards will depend upon the form such awards take.

Adjustments

           In the event of any stock split, stock dividend, or other relevant change in capitalization that is determined to be dilutive to outstanding awards under the Plan, appropriate adjustment will be made in the number of shares and the purchase price per share, if any, under such awards, and in determining whether a particular award may thereafter be granted.

Withholding Taxes

           The Plan provides that any award thereunder may allow the grantee of such award to elect to pay withholding taxes due with respect to such award by delivering shares of Company Common Stock to the Company or authorizing the Company to withhold such shares otherwise due under such award. Such shares delivered or withheld will be valued at fair market value. All payments or distributions under the Plan will be subject to satisfaction of applicable withholding requirements.

           The Board of Directors has approved the adoption of the Plan, subject to stockholder approval. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to notice of and to vote at the Annual Meeting is required to approve the Plan. If the stockholders approve the Plan, then no additional grants will be granted under the Company's 1995 Long-Term Incentive Plan.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

             PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF AUDITORS

           The Board of Directors, upon recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to audit the accounts of the Company for fiscal year 1997, and it is proposed that the selection of such firm be ratified by the stockholders at the Annual Meeting. In the event that such selection is not so ratified, it will be reconsidered by the Audit Committee and the Board.

           A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

           Coopers & Lybrand L.L.P. audited the accounts of the Company and certain employee benefit plans for fiscal year 1996. In connection with its audit function, Coopers & Lybrand L.L.P. reviewed the Company's 1996 quarterly and annual reports to its stockholders and certain filings with the Securities and Exchange Commission. In addition, during fiscal year 1996, Coopers & Lybrand L.L.P. provided other professional services to the Company.

           The Audit Committee approves in advance the nature of professional services for which the Company may retain the firm of Coopers & Lybrand L.L.P., considers the possible effect of such retention on the independence of such firm, and determines whether the services provided were within the scope of such approval.

Vote Required

           The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for adoption of this proposal. Abstentions and broker non-votes have the same legal effect as a vote cast against the proposal.

           THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                              STOCKHOLDER PROPOSALS

           All stockholder proposals that are intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company no later than November 20, 1997, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.

                                 OTHER BUSINESS

           The Board of Directors knows of no other business to be acted upon at the Annual Meeting. If, however, any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

           The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                       By Order of the Board of Directors,

                              Joseph C. Stokes, Jr.

                                    Secretary

Dated:  March 20, 1997

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE AFTER MARCH 31, 1997, TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM:

           LIFE TECHNOLOGIES, INC.
           ATTN:  JOSEPH C. STOKES, JR., SECRETARY
           9800 MEDICAL CENTER DRIVE
           ROCKVILLE, MARYLAND 20850

                                                                       EXHIBIT A

                            LIFE TECHNOLOGIES, INC.
                         1997 LONG-TERM INCENTIVE PLAN

I.      Purpose

        The purpose of the Life Technologies, Inc. 1997 Long-Term Incentive Plan (the "Plan") is to help maintain and develop strong management through ownership of shares of Life Technologies, Inc. (the "Company") by key employees of the Company and its affiliates and through incentive awards for recognition of efforts and accomplishments which contribute materially to the success of the Company's business interests.

II.     Definitions

As used in this Plan, except where the context otherwise indicates, the following definitions apply:

        (l) "affiliate" means any corporation, partnership, or entity in which the Company, directly or indirectly, owns a 50 percent or greater equity interest.

        (2) "award" means a stock option, stock appreciation right ("SAR"), restricted stock, performance award, incentive share, dividend equivalent right ("DER"), or other award under the Plan.

        (3)  "Board" means the Board of Directors of the Company.

        (4) "Code" means the Internal Revenue Code, as in effect from time to time.

        (5) "Committee" means a committee consisting of, at the option of the Board, (i) at least two directors appointed by and serving at the pleasure of the Board or (ii) the Board. If the Board does not act as the Committee, the members of the Committee shall be "non-employee directors" within the meaning and for the purposes of Rule 16b-3.

        (6) "designated beneficiary" means the person designated by the grantee of an award hereunder to be entitled, on the death of the grantee, to any remaining rights arising out of such award. Such designation must be made in writing and in accordance with such regulations as the Committee may establish.

        (7) "detrimental activity" means activity that is determined in individual cases, by the Committee, to be detrimental to the interests of the Company or any affiliate.

        (8) "dividend equivalent right," herein sometimes called a "DER," means the right of the holder thereof to receive, pursuant to the terms of the DER, credits based on the cash dividends that would be paid on the shares specified in the DER if such shares were held by the grantee, as more particularly set forth in Section XII(1).

        (9) "effectively granted" means, for purposes of determining the number of shares subject to an outstanding award under the Plan, the number of shares subject to such award or the number of shares with respect to which the value of such award is measured, as applicable, determined in each case according to the standards of Rule 16b-3. An option that includes an SAR shall be considered a single award for this purpose.

       (l0) "effectively issued" means the gross number of shares purchased, issued, delivered or paid free of restrictions upon the exercise, settlement, or payment of an award, or lapse of restrictions thereon, as the case may be, determined in each case according to the standards of Rule 16b-3.

       (ll) "eligible employee" means an employee who is a director or officer, or in a managerial, professional, or other key position as determined by the Committee.

       (12) "employee" means a regular employee of the Company or one of its affiliates.

       (13) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

       (14) "fair market value" shall mean, for each grant date, the average of the high and low sales prices of the Common Stock on such date on the Nasdaq National Market System or, if no shares of Common Stock are then quoted on the Nasdaq National Market System, the average of the closing bid and the highest asked prices of the Common Stock on such date on Nasdaq or, if no shares of Common Stock are then quoted on Nasdaq, the average of the highest bid and lowest asked prices of the Common Stock on such date as reported in the over-the-counter system. If no closing bid and highest asked prices thereof are then so quoted or published in the over-the-counter market, "fair market value" shall mean the fair value per share of the Common Stock on such date as determined in good faith by the Board.

       (15)  "grantee" means a recipient of an award under the Plan.

       (16)  "incentive shares" means an award of shares granted pursuant to
             Section XI.

       (17) "incentive stock option," herein sometimes called an "ISO," means a stock option meeting the requirements of Section 422 of the Code or any successor provision.

       (18) "performance award" means an award of shares, or of units or rights based on, payable in, or otherwise related to shares, granted pursuant to Section X.

       (19) "performance period" means any period specified by the grant of a performance award during which specified performance criteria are to be measured.

       (20) "reporting person" means a person subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to equity securities of the Company.

       (21) "restricted stock" means any share issued with the restriction that the holder may not sell, transfer, pledge, or assign such share and such other restrictions (which may include, but are not limited to, restrictions on the right to vote or receive dividends) which may expire separately or in combination, at one time or in installments, all as specified by the grant.

       (22) "Rule 16b-3" means Rule 16b-3 (or any successor thereto) under the Exchange Act that exempts transactions under employee benefit plans, as in effect from time to time.

       (23) "share" means a share of Common Stock of the Company issued and reacquired by the Company or previously authorized but unissued.

       (24) "stock appreciation right," herein sometimes called an "SAR," means the right of the holder thereon to receive, pursuant to the terms of the SAR, a number of shares or cash or a combination of shares and cash, based on the increase in the value of the number of shares specified in the SAR, as more particularly set forth in
             Section VIII.

       (25) "terminate" means cease to be an employee, except by death, but a change of employment from the Company or one affiliate to another affiliate or to the Company shall not be considered a termination.

       (26) "terminate normally" for an employee participating in the Plan means terminate

             (a) at or after normal retirement time for that employee,

             (b) as a result of that employee's becoming incapacitated, or

             (c) with written approval of the Committee given in the context of recognition that all or a specified portion of the outstanding awards to that employee will not expire or be forfeited or annulled because of such termination and, in each such case, without being terminated for detrimental activity or for cause.

       (27)  "year" means calendar year.

III.    Administration

        (l) The Plan shall be administered by the Committee, which shall have authority:

        (a) to determine the employees of the Company to whom, and the times at which, awards shall be granted, and the number of shares to be subject to each such award, taking into account the nature of services rendered by the particular employee, the employee's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion shall deem relevant;

        (b) to interpret the Plan and to establish rules and regulations relating to it;

        (c)     to prescribe the terms and provisions of the awards; and

        (d) to make all other determinations necessary or advisable in order to administer the Plan.

        (2) The Committee may delegate to the Chief Executive Officer and/or to other senior officers of the Company its duties under the Plan pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make any awards or determinations regarding grants to reporting persons.

        (3) All decisions of the Committee upon questions concerning the Plan, or any award, shall be binding and conclusive upon the individual employees involved and all persons claiming under them.

        (4) With respect to reporting persons, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by an authority under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the appropriate authority. Each award to a reporting person under the Plan shall be deemed issued subject to the foregoing qualification.

        (5) An award under the Plan is not transferable except, as provided in the award, by will or the laws of descent and distribution, and is not subject, in whole or in part, to attachment, execution, or levy of any kind. The designation by a grantee of a designated beneficiary shall not constitute a transfer. Notwithstanding the foregoing, except as to ISO's, the terms of an award hereunder may permit the grantee to make an inter vivos gift of the option or other right covered by the award to members of the grantee's immediate family or to a trust or trusts created for the benefit of such persons.

        (6) Any rights with respect to an award granted under the Plan existing after the grantee dies are exercisable by the grantee's designated beneficiary or, if there is no designated beneficiary, by the grantee's personal representative.

        (7) Except as otherwise provided herein, a particular form of award may be granted to an eligible employee either alone or in addition to other awards hereunder. The provisions of particular forms of award need not be the same with respect to each recipient.

        (8) The Plan and all action taken under it shall be governed by the laws of the State of Delaware.

IV.     Term

        The term of the Plan begins on the date stockholder approval of the Plan is obtained and ends on the tenth anniversary of that date.

V.      Shares Subject to the Plan

        Subject to the provisions of Section VI, the aggregate number of shares of the Common Stock of the Company which may be effectively issued under the Plan shall not exceed 1,000,000 shares. The maximum number of shares covered by an award to any grantee in any year may not exceed 100,000. Any shares of Common Stock to be delivered by the Company under the Plan shall be issued from authorized but unissued shares of Common Stock or from treasury stock acquired by the Company at the discretion of the Committee. In the event that any award expires, lapses or terminates without issuance of shares or other consideration, the shares of Common Stock allocable to such award shall again be available for issuance under the Plan.

VI.    Adjustments

       Whenever a stock split, stock dividend, or other relevant change in capitalization which the Committee determines to be dilutive to outstanding awards occurs:

        (l) the number of shares that can thereafter be effectively issued under outstanding awards and the purchase price per share, if any, under such awards, and

        (2) the aggregate number of shares which may be issued under the Plan and the number of shares which may be issued to any individual in any year shall be adjusted as the Committee determines is appropriate.

VII.    Stock Options

        One or more stock options may be granted to any eligible employee. Each stock option so granted shall be subject to such terms and conditions as the Committee shall impose, which shall include the following:

        (l) The exercise price per share shall be specified by the grant, but shall in no instance be less than l00 percent of fair market value at the time of grant. Payment of the exercise price shall be made in cash, shares, or other consideration in accordance with the terms of the Plan, the option agreement and any applicable regulations of the Committee in effect at the time and valued at fair market value on the date of exercise of the stock option.

        (2) If the grantee has not terminated, the stock option shall become exercisable at the time or times specified by the grant. If the grantee has terminated before a stock option or portion thereof becomes exercisable, that stock option or portion thereof shall be forfeited and shall never become exercisable. Except as otherwise specified by the grant, a stock option shall become immediately exercisable in full upon the death of the grantee prior to termination.

        (3) Any stock option or portion thereof that is exercisable is exercisable for the full amount or for any part thereof, except as otherwise provided by the grant.

        (4) Each stock option ceases to be exercisable, as to any share, when the stock option is exercised to purchase that share, or when a related SAR is exercised either by the holder or automatically in accordance with its terms, or when the stock option expires. To the extent an SAR included in a stock option is exercised, such stock option shall be deemed to have been exercised and shall not be deemed to have expired.

        (5) A stock option or portion thereof that is exercisable shall expire in the following situations:

        (a)  if the grantee is then living, it shall expire at the earliest of:

             (i)   ten years after it is granted,

             (ii)  five years after the grantee terminates normally, or

             (iii) any earlier time specified by the grant;

        (b) if the grantee terminates, but does not terminate normally, it shall expire at the time of termination;

        (c) if the grantee is determined to have engaged in detrimental activity, it shall expire as of the date of such determination;

        (d) if the grantee dies prior to termination, it shall expire at the earlier of three years after the grantee's death or any earlier time specified by the grant; or

        (e) if the grantee dies after termination (other than a described in subparagraph 5(b) or 5(c) above) it shall expire at the later of three years after the grantee's death or, if applicable, the end of the period described in subparagraph 5(a) above;

but, in any case, no later than ten years after it is granted.

        (6) Except to the extent otherwise specified in this Section VII(6), stock options granted hereunder may be designated as ISOs. To the extent that the aggregate fair market value of shares with respect to which stock options designated as ISOs are exercisable for the first time by any grantee during any year (under all plans of the Company and any affiliate thereof) exceeds $100,000, such stock options shall be treated as not being ISOs. The foregoing shall be applied by taking stock options into account in the order in which they were granted. For the purposes of the foregoing, the fair market value of any share shall be determined as of the time the stock option with respect to such share is granted. In the event the foregoing results in a portion of a stock option designated as an ISO exceeding the above $100,000 limitation, only such excess shall be treated as not being an ISO.

VIII.   Stock Appreciation Rights

        (l) An SAR may be granted to an eligible employee as a separate award or as a component of another award. Any such SAR shall be subject to such terms and conditions as the Committee shall impose, which shall include provisions that (a) such SAR shall entitle the holder thereof, upon exercise thereof in accordance with such SAR and the regulations of the Committee, to receive from the Company that number of shares having an aggregate value equal to the excess of the fair market value, at the time of exercise of such SAR, of one share over the exercise price per share specified by the grant of such SAR (which shall in no instance be less than l00 percent of the fair market value at the time of grant) times the number of shares specified in such SAR, or portion thereof, which is so exercised; and (b) such SAR shall be exercisable, or be forfeited or expire, upon the same conditions set forth for freestanding options in Section VII, paragraphs(2),(3),(4) and (5).

        (2) Any stock option granted under the Plan may include an SAR, either at the time of grant or by amendment. An SAR included in a stock option shall be subject to such terms and conditions as the Committee shall impose, which shall include provisions that (a) such SAR shall be exercisable to the extent, and only to the extent, the stock option is exercisable; and (b) the optionee will surrender to the Company unexercised the stock option or portion thereof in respect of which the SAR is exercised, and will receive from the Company in exchange therefor that number of shares having an aggregate value equal to the excess of the fair market value, at the time of exercise of such SAR, of one share over the exercise price specified in such stock option times the number of shares specified in such stock option, or portion thereof, which is so surrendered.

        (3) In lieu of the right to receive all or any specified portion of such shares, at the discretion of the eligible employee an SAR may entitle the holder thereof to receive the cash equivalent thereof as specified by the grant.

        (4) An SAR may provide that such SAR shall be deemed to have been exercised at the close of business on the business day preceding the expiration of such SAR or the related stock option, if any, if at such time such SAR has positive value and would have expired in accordance with the conditions set forth in Section VII(5)(a).

IX.     Restricted Stock

        (l) An award of restricted stock may be granted hereunder to an eligible employee, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of restricted stock shall be specified by the grant.

        (2) Any restricted stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such award.

        (3) Except as otherwise specified by the grant, if a holder of record of restricted stock terminates, but does not terminate normally, all shares of restricted stock (whether or not stock certificates have been issued) then held by such holder and then subject to restriction shall be forfeited by such holder and reacquired by the Company at cost. Except as otherwise specified by the grant, if a holder of record of restricted stock terminates normally or dies, any and all remaining restrictions with respect to such restricted stock shall expire. Notwithstanding the foregoing, if a holder of record of restricted stock is determined to have engaged in detrimental activity, all shares of restricted stock (whether or not stock certificates have been issued) then held by such holder and then subject to restriction shall be forfeited by such holder as of the date of such determination and shall be reacquired by the Company at cost.

X.      Performance Awards

        (1) Performance awards may be granted hereunder to an eligible employee, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of performance awards, which may include provisions establishing performance periods, performance criteria to be achieved during a performance period, and maximum or minimum settlement values, shall be specified by the grant.

        (2) Performance awards may be valued by reference to the value of Common Stock of the Company or according to any other formula or method. Performance awards may be paid in cash, shares, or other consideration, or any combination thereof. The extent to which any applicable performance criteria have been achieved shall be conclusively determined by the Committee. Performance awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining performance criteria.

        (3) Except as otherwise specified by the grant, if the grantee terminates, but does not terminate normally, any performance award or installment thereof not payable prior to the grantee's termination shall be annulled as of the date of termination. If the grantee is determined to have engaged in detrimental activity, any performance award or installment thereof not payable prior to the date of such determination shall be annulled as of such date. Except as otherwise provided in the award, if the grantee terminates normally or dies, the grantee shall be paid a pro rata portion of the performance award the grantee would have received, if any, had the grantee continued to be employed through the end of the performance period.

XI.     Incentive Shares

        (l) An incentive award may be granted hereunder in the form of shares. Incentive shares may be granted to an eligible employee, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of incentive shares shall be specified by the grant.

        (2) Incentive shares may be paid to the grantee in a single installment or in installments and may be paid at the time of the grant or deferred to a later date or dates. Each grant shall specify the time and method of payment as determined by the Committee, provided that no such determination shall authorize delivery of shares to be made later than the tenth anniversary of the grantee's date of termination. The Committee, by amendment of the grant prior to delivery of incentive shares, can modify the method of payment for any incentive shares, provided that the delivery of any incentive shares shall be completed not later than the tenth anniversary of the grantee's date of termination.

        (3) If any incentive shares are payable after the grantee dies, such shares shall be payable (a) to the grantee's designated beneficiary or, if there is no designated beneficiary, to the grantee's personal representative, and (b) either in the form specified by the grant or otherwise, as may be determined in the individual case by the Committee under the Plan.

        (4) Any grant of incentive shares is provisional, as to any share, until delivery of the certificate representing such share. If, while the grant is provisional the grantee terminates for any reason other than death the grant shall be annulled as of the date of termination except as otherwise provided in the incentive share award with respect to the award for a grantee who terminates normally.

XII.    Dividend Equivalent Rights; Interest Equivalents

        (l) A DER may be granted hereunder to an eligible employee, as a component of another award or as a separate award. The terms and conditions of DERs shall be specified by the grant. Dividend equivalents credited to the holder of a DER may be paid currently or may be deemed to be reinvested in additional shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at fair market value at the time thereof. DERs may be settled in cash or shares or a combination thereof, in a single installment or installments. A DER granted as a component of another award may provide that such DER shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such DER shall expire or be forfeited or annulled under the same conditions as such other award. A DER granted as a component of another award may also contain terms and conditions different from such other award.

        (2) Any award under the Plan that is settled in whole or in part in cash on a deferred basis may provide by the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

XIII.   Other Awards

        Other forms of award based on, payable in, or otherwise related in whole or in part to shares may be granted to an eligible employee under the Plan if the Committee determines that such awards are consistent with the purposes and restrictions of the Plan. The terms and conditions of such awards shall be specified by the grant. Such awards shall be granted for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.

XIV.    Amendments to the Plan

        The Board can from time to time amend or terminate the Plan, or any provision thereof, except that approval of the stockholders of the Company shall be required for any amendment (i) to increase the maximum number of shares that may be effectively granted as awards hereunder; (ii) to decrease the minimum exercise price per share of a stock option or SAR; or (iii) for which such approval is otherwise necessary to comply with Rule 16b-3 or any other applicable law, regulation, or listing requirement, or to qualify for an exemption or characterization that is deemed desirable by the Board.

XV.     Withholding Taxes

        The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver shares or securities of the Company upon exercise of a stock option or SAR, upon settlement of a performance award or DER, upon delivery of restricted stock or incentive shares, or upon exercise, settlement, or payment of any other award under the Plan, that the grantee of such award pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any award under the Plan may provide by the grant that the grantee of such award may elect, in accordance with any applicable regulations of the Committee, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in shares. The grantee shall authorize the Company to withhold, or shall agree to surrender back to the Company, on or about the date such withholding tax liability is determinable, shares previously owned by such grantee or a portion of the shares that were or otherwise would be distributed to such grantee pursuant to such award having a fair market value equal to the amount of such required or permitted withholding taxes to be paid in shares.

XVI.    No Rights Conferred

        Nothing contained therein will be deemed to give any eligible employee any right to receive an award under the Plan or to be retained in the employ or service of the Company or any affiliate.

--------------------------------------------------------------------------------
           PROXY                                              PROXY

                            LIFE TECHNOLOGIES, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON APRIL 15, 1997

Joseph C. Stokes, Jr. and J. Stark Thompson, and each of them acting without the other, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote as designated below, all shares of Common Stock of Life Technologies, Inc.
(the "Company") held of record by the undersigned on February 21, 1997, at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Tuesday, April 15, 1997, at The New York Palace Hotel, 455 Madison Avenue, New York, New York or at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET
FORTH IN THE PROXY STATEMENT.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
1. ELECTION OF DIRECTORS

Nominees: Bruce H. Beatt, Rita R. Colwell and K. Grahame Walker for three-year terms.

   [_]  For all listed nominees (except     [_]  Withhold Authority to vote for
        for nominee(s) whose name(s)             the listed nominees.
        appear(s) below):

   ---------------------------------------

   ---------------------------------------

2. APPROVAL OF THE COMPANY'S 1997 LONG-TERM INCENTIVE PLAN.

      [_] For                 [_] Against                 [_] Abstain

3. RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 1997.

      [_] For                 [_] Against                 [_] Abstain

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

Date:                               ,1997
     -------------------------------            -------------------------------
                                                          Signature
Important:  Each joint owner shall sign.
Executors, administrators, trustees, etc.,
should give full title. The above-signed        -------------------------------
acknowledges receipt of the Notice of Annual      Signature (if held jointly)
Meeting of Stockholders and the Proxy
Statement furnished therewith.
--------------------------------------------------------------------------------

1.   ELECTION OF DIRECTORS

     Nominees: Bruce H. Beatt, Rita R. Colwell and K. Grahame Walker for three-year terms.

     [ ]  For all listed nominees          [ ]  Withhold Authority to
          (except for nominee(s)                whose name(s) appear(s) below):
          vote for the listed  nominees.

     -----------------------------------

     -----------------------------------

2.   APPROVAL OF THE COMPANY'S 1997 LONG-TERM INCENTIVE PLAN.

     [ ]    For          [ ]   Against          [ ]   Abstain

3. RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 1997.

     [ ]    For          [ ]   Against          [ ]   Abstain

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

Date: ____________________________, 1997        ------------------------------
Important:  Each joint owner shall sign.                   Signature
Executors, administrators, trustees, etc., should give full title.

The above-signed acknowledges receipt of the    ______________________________
Notice of Annual  Meeting of Stockholders         Signature (if held jointly)
and the Proxy Statement furnished therewith.